UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 25, 2016

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4315 South Drive
Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 25, 2016, Glori Energy Inc. (the “Company”) received a letter (the “Notice Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) affording the Company an additional 180 calendar days, or until October 17, 2016 (the “Compliance Period”), to regain compliance with the NASDAQ listing rules. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days and continues to meet the continued listing requirement for market value of publically held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market with the exception of the bid price requirement. The Notice Letter also states that if the Company chooses to implement a reverse stock split to achieve compliance, the Company must complete such reverse stock split no later than ten business days prior to the end of the Compliance Period.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, then NASDAQ will send a notice to the Company informing it that the Company’s securities will be delisted, and the Company will have an opportunity to appeal as set forth in the Notice Letter.

A copy of the Notice Letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Notice Letter from NASDAQ dated April 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORI ENERGY INC. (Registrant)
April 27, 2016 (Date)	/s/ Victor M. Perez Victor M. Perez Chief Financial Officer

Exhibit Index
99.1	Notice Letter from NASDAQ dated April 25, 2016